Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Voting Agreement”), dated February 8, 2022, is being delivered to you in connection with an understanding by and between Zosano Pharma Corporation, a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto.

Reference is hereby made to the public offering (the “Offering”) of units (the “Units”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock,” and together with any shares of common stock issuable pursuant to the Series F Warrants included in the Units, the “Shares”), and one Series F Warrant to purchase one share of common stock pursuant to the registration statement on Form S-3 (File No. 333-257682) (“Registration Statement”) and the prospectus supplement related to the Offering. The Company is requiring a voting agreement in substance the same as this Voting Agreement from all purchasers that purchase in excess of $250,000 of Units in the Offering (each a “Holder,” and collectively, the “Holders”).

The Holder agrees to vote all shares of the Company’s common stock it beneficially owns, including the Common Stock (the “Voting Shares”), as of the record date for the Company’s next meeting of its stockholders, February 10, 2022, with respect to all of the proposals presented by the Company to the stockholders of the Company at such meeting, including at every adjournment or postponement thereof, or any subsequent meeting of its stockholders duly called for the same or similar purposes. For clarity, the Holder’s agreement to vote its Voting Shares in accordance with the immediately preceding sentence does not require the Holder to vote such shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors.

No material, non-public information has been provided to the Holder by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Voting Agreement. As of the date hereof, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, if any, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, with respect to this Voting Agreement and the transactions contemplated hereby shall terminate.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Voting Agreement must be in writing and shall be delivered to the Holder at the e-mail address or facsimile number on the signature page hereto.

This Voting Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Voting Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Voting Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Voting Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Voting Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Voting Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Voting Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Voting Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The obligations of the Holder under this Voting Agreement are several and not joint with the obligations of any other holder of any of the Shares issued under the Registration Statement and the prospectus supplement related to the Offering (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained in this Voting Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Voting Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Voting Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Voting Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. This Voting Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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The parties hereto have executed this Voting Agreement as of the date first set forth above.

Zosano Pharma Corporation

By:
Name:
Title:
E-mail:
Facsimile:

[Company Signature Page to Zosano Pharma Corporation Voting Agreement]

The parties hereto have executed this Voting Agreement as of the date first set forth above.

Agreed to and Acknowledged:

HOLDER

By:
Name:
Title:
E-mail:
Facsimile:

[Holder Signature Page to Zosano Pharma Corporation Voting Agreement]